news release

FOR RELEASE AT 3:15 AM PT	EXHIBIT 99.1
NOVEMBER 1, 2024
Chevron Reports Third Quarter 2024 Results
•Reported earnings of $4.5 billion; cash flow from operations of $9.7 billion
•Returned record $7.7 billion cash to shareholders
•Started up key U.S. Gulf of Mexico projects
•Optimizing portfolio with announced $6.5 billion sale of Canadian assets
San Ramon, Calif., November 1, 2024 – Chevron Corporation (NYSE: CVX) reported earnings of $4.5 billion ($2.48 per share - diluted) for third quarter 2024, compared with $6.5 billion ($3.48 per share - diluted) in third quarter 2023. Foreign currency effects decreased earnings by $44 million. Adjusted earnings of $4.5 billion ($2.51 per share - diluted) in third quarter 2024 compared to adjusted earnings of $5.7 billion ($3.05 per share - diluted) in third quarter 2023. See Attachment 4 for a reconciliation of adjusted earnings.
Earnings & Cash Flow Summary

					YTD
	Unit	3Q 2024	2Q 2024	3Q 2023	3Q 2024	3Q 2023
Total Earnings / (Loss)	$ MM	$4,487	$4,434	$6,526	$14,422	$19,110
Upstream	$ MM	$4,589	$4,470	$5,755	$14,298	$15,852
Downstream	$ MM	$595	$597	$1,683	$1,975	$4,990
All Other	$ MM	$(697)	$(633)	$(912)	$(1,851)	$(1,732)
Earnings Per Share - Diluted	$/Share	$2.48	$2.43	$3.48	$7.88	$10.14
Adjusted Earnings (1)	$ MM	$4,531	$4,677	$5,721	$14,624	$18,240
Adjusted Earnings Per Share - Diluted (1)	$/Share	$2.51	$2.55	$3.05	$7.99	$9.68
Cash Flow From Operations (CFFO)	$ B	$9.7	$6.3	$9.7	$22.8	$23.2
CFFO Excluding Working Capital (1)	$ B	$8.3	$8.7	$8.9	$25.0	$27.4
(1) See non-GAAP reconciliation in attachments
“We delivered strong financial and operational results, started up key projects in the U.S. Gulf of Mexico and returned record cash to shareholders this quarter,” said Mike Wirth, Chevron’s chairman and chief executive officer. Worldwide net oil-equivalent production increased 7 percent from last year as U.S. and Permian Basin production set another quarterly record. Chevron started up key projects in Anchor, Jack/St. Malo and Tahiti fields this quarter. These projects, combined with additional project start-ups through 2025, are expected to grow U.S. Gulf of Mexico production to 300,000 barrels of net oil-equivalent per day by 2026.
“We are also taking steps to optimize our portfolio and reduce operating costs to deliver superior long-term value to shareholders,” Wirth concluded. The company expects to close asset sales in Canada, Congo and Alaska in fourth quarter 2024, as part of its plan to divest $10-15 billion of assets by 2028. Additionally, cost reduction efforts are underway, and the company is targeting $2-3 billion of structural cost reductions from 2024 by the end of 2026.

Financial and Business Highlights

					YTD
	Unit	3Q 2024	2Q 2024	3Q 2023	3Q 2024	3Q 2023
Return on Capital Employed (ROCE)%		10.1%	9.9%	14.5%	10.8%	14.0%
Capital Expenditures (Capex)	$ B	$4.1	$4.0	$4.7	$12.1	$11.5
Affiliate Capex	$ B	$0.6	$0.6	$0.8	$1.8	$2.7
Free Cash Flow (1)	$ B	$5.6	$2.3	$5.0	$10.7	$11.7
Free Cash Flow ex. working capital (1)	$ B	$4.2	$4.8	$4.2	$12.9	$15.9
Debt Ratio (end of period)%		14.2%	12.7%	11.1%	14.2%	11.1%
Net Debt Ratio (1) (end of period)%		11.9%	10.7%	8.1%	11.9%	8.1%
Net Oil-Equivalent Production	MBOED	3,364	3,292	3,146	3,334	3,028
(1) See non-GAAP reconciliation in attachments
Financial Highlights
•Third quarter 2024 earnings decreased compared to last year primarily due to lower margins on refined product sales, lower realizations and the absence of prior year favorable tax items.
•Worldwide net oil-equivalent production was up 7 percent from a year ago primarily due to record production in the Permian Basin and the acquisition of PDC Energy, Inc. (PDC).
•Capex in third quarter 2024 was down from last year largely due to the absence of the third quarter 2023 acquisition of a majority stake in ACES Delta, LLC.
•Cash flow from operations was in line with the year ago period mainly as lower earnings and a one-time payment for ceased operations were offset by higher dividends from equity affiliates and favorable working capital effects.
•The company returned a record $7.7 billion of cash to shareholders during the quarter, including share repurchases of $4.7 billion and dividends of $2.9 billion.
•The company’s Board of Directors declared a quarterly dividend of one dollar and sixty-three cents ($1.63) per share, payable December 10, 2024, to all holders of common stock as shown on the transfer records of the corporation at the close of business on November 18, 2024.
Business Highlights and Milestones
•Started production at the Anchor project in the U.S. Gulf of Mexico, marking successful delivery of an industry-first high-pressure deepwater technology.
•Began water injection operations to boost production from company operated Jack/St. Malo and Tahiti fields in the U.S. Gulf of Mexico.
•Achieved start-up of the final pressure boost compressor at the Wellhead Pressure Management Project at the company’s affiliate Tengizchevroil (TCO) in Kazakhstan.
•Completed major turnarounds at TCO’s Complex Technology Line (KTL-1) and Gorgon’s Train 2 plants ahead of schedule.
•Announced a $6.5 billion sale of the company’s interest in the Athabasca Oil Sands Project and Duvernay shale assets in Canada that is expected to close in fourth quarter 2024.
•Cleared Federal Trade Commission antitrust review of the company’s pending merger with Hess Corporation, satisfying a key closing condition for the transaction.
•Realized approximately 30 percent greater-than-projected capital expenditure and cost synergies since acquiring PDC. These assets, along with our other assets in Colorado, are among the lowest carbon intensity in the industry.
•Successfully extended the Meji field offshore Nigeria with a near-field discovery.
•Announced the establishment of an engineering and innovation center in India to provide technical and digital solutions for the enterprise.
•Received an offshore Australia greenhouse gas assessment permit, covering an area of approximately 8,467 km2, to assess future CO2 storage.
Segment Highlights
Upstream

					YTD
U.S. Upstream	Unit	3Q 2024	2Q 2024	3Q 2023	3Q 2024	3Q 2023
Earnings / (Loss)	$ MM	$1,946	$2,161	$2,074	$6,182	$5,495
Net Oil-Equivalent Production	MBOED	1,605	1,572	1,407	1,584	1,265
Liquids Production	MBD	1,156	1,132	1,028	1,139	941
Natural Gas Production	MMCFD	2,694	2,643	2,275	2,665	1,947
Liquids Realization	$/BBL	$54.86	$59.85	$62.42	$57.33	$59.40
Natural Gas Realization	$/MCF	$0.55	$0.76	$1.39	$0.85	$1.69
•U.S. upstream earnings were slightly lower than the year-ago period as lower realizations and higher depreciation, depletion and amortization, mainly from higher production, were nearly offset by higher sales volumes and lower operating expenses.
•U.S. net oil-equivalent production was up 198,000 barrels per day from a year earlier and set a new quarterly record, primarily due to record high production in the Permian Basin and the acquisition of PDC, partly offset by hurricane impacts in the U.S. Gulf of Mexico that reduced production by 17,000 barrels per day.

					YTD
International Upstream	Unit	3Q 2024	2Q 2024	3Q 2023	3Q 2024	3Q 2023
Earnings / (Loss) (1)	$ MM	$2,643	$2,309	$3,681	$8,116	$10,357
Net Oil-Equivalent Production	MBOED	1,759	1,720	1,739	1,750	1,763
Liquids Production	MBD	834	823	803	832	826
Natural Gas Production	MMCFD	5,550	5,378	5,616	5,513	5,621
Liquids Realization	$/BBL	$70.59	$74.92	$75.64	$72.70	$70.78
Natural Gas Realization	$/MCF	$7.46	$6.86	$6.96	$7.20	$7.81
(1) Includes foreign currency effects	$ MM	$13	$(237)	$584	$(202)	$538
•International upstream earnings were lower than a year ago primarily due to the absence of prior year favorable tax effects and absence of prior year favorable foreign currency effects.
•Net oil-equivalent production during the quarter was up 20,000 barrels per day from a year earlier primarily due to entitlement effects.

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Downstream

					YTD
U.S. Downstream	Unit	3Q 2024	2Q 2024	3Q 2023	3Q 2024	3Q 2023
Earnings / (Loss)	$ MM	$146	$280	$1,376	$879	$3,434
Refinery Crude Unit Inputs	MBD	995	900	980	925	965
Refined Product Sales	MBD	1,312	1,327	1,303	1,296	1,283
•U.S. downstream earnings were lower compared to last year primarily due to lower margins on refined product sales, partly offset by higher earnings from the 50 percent-owned affiliate, CPChem.
•Refinery crude unit inputs, including crude oil and other inputs, increased 2 percent from the year-ago period primarily due to the absence of planned turnaround at the Richmond, California refinery, partly offset by hurricane impacts at the Pasadena, Texas refinery.
•Refined product sales increased 1 percent compared to the year-ago period primarily due to higher demand for gasoline.

					YTD
International Downstream	Unit	3Q 2024	2Q 2024	3Q 2023	3Q 2024	3Q 2023
Earnings / (Loss) (1)	$ MM	$449	$317	$307	$1,096	$1,556
Refinery Crude Unit Inputs	MBD	628	650	637	643	637
Refined Product Sales	MBD	1,507	1,485	1,431	1,473	1,448
(1) Includes foreign currency effects	$ MM	$(55)	$(1)	$24	$—	$46
•International downstream earnings were higher compared to a year ago primarily due to higher margins on refined product sales, partly offset by higher operating expenses and unfavorable foreign currency effects.
•Refinery crude unit inputs, including crude oil and other inputs, decreased 1 percent from the year-ago period primarily due to higher planned turnarounds.
•Refined product sales increased 5 percent from the year-ago period primarily due to higher demand for gasoline and jet fuel.
All Other

					YTD
All Other	Unit	3Q 2024	2Q 2024	3Q 2023	3Q 2024	3Q 2023
Net charges (1)	$ MM	$(697)	$(633)	$(912)	$(1,851)	$(1,732)
(1) Includes foreign currency effects	$ MM	$(2)	$(5)	$(323)	$—	$(329)
•All Other consists of worldwide cash management and debt financing activities, corporate administrative functions, insurance operations, real estate activities and technology companies.
•Net charges decreased compared to a year ago primarily due to the absence of prior year unfavorable foreign currency effects, partly offset by higher interest expense and lower interest income.
Chevron is one of the world’s leading integrated energy companies. We believe affordable, reliable and ever-cleaner energy is essential to enabling human progress. Chevron produces crude oil and natural gas; manufactures transportation fuels, lubricants, petrochemicals and

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additives; and develops technologies that enhance our business and the industry. We aim to grow our oil and gas business, lower the carbon intensity of our operations and grow lower carbon businesses in renewable fuels, carbon capture and offsets, hydrogen and other emerging technologies. More information about Chevron is available at www.chevron.com.
# # #
Contact: Randy Stuart -- +1 713-283-8609
NOTICE
Chevron’s discussion of third quarter 2024 earnings with security analysts will take place on Friday, November 1, 2024, at 8:00 a.m. PT. A webcast of the meeting will be available in a listen-only mode to individual investors, media, and other interested parties on Chevron’s website at www.chevron.com under the “Investors” section. Prepared remarks for today’s call, additional financial and operating information and other complementary materials will be available prior to the call at approximately 3:30 a.m. PT and located under “Events and Presentations” in the “Investors” section on the Chevron website.
As used in this news release, the term “Chevron” and such terms as “the company,” “the corporation,” “our,” “we,” “us” and “its” may refer to Chevron Corporation, one or more of its consolidated subsidiaries, or to all of them taken as a whole. All of these terms are used for convenience only and are not intended as a precise description of any of the separate companies, each of which manages its own affairs. Structural cost reductions describe decreases in operating expenses from operational efficiencies, divestments, and other cost saving measures that are expected to be sustainable compared with 2024 levels.
Please visit Chevron’s website and Investor Relations page at www.chevron.com and www.chevron.com/investors, LinkedIn: www.linkedin.com/company/chevron, X: @Chevron, Facebook: www.facebook.com/chevron, and Instagram: www.instagram.com/chevron, where Chevron often discloses important information about the company, its business, and its results of operations.
Non-GAAP Financial Measures - This news release includes adjusted earnings/(loss), which reflect earnings or losses excluding significant non-operational items including impairment charges, write-offs, decommissioning obligations from previously sold assets, severance costs, gains on asset sales, unusual tax items, effects of pension settlements and curtailments, foreign currency effects and other special items. We believe it is useful for investors to consider this measure in comparing the underlying performance of our business across periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income (loss) as prepared in accordance with U.S. GAAP. A reconciliation to net income (loss) attributable to Chevron Corporation is shown in Attachment 4.
This news release also includes cash flow from operations excluding working capital, free cash flow and free cash flow excluding working capital. Cash flow from operations excluding working capital is defined as net cash provided by operating activities less net changes in operating working capital, and represents cash generated by operating activities excluding the timing impacts of working capital. Free cash flow is defined as net cash provided by operating activities less capital expenditures and generally represents the cash available to creditors and investors after investing in the business. Free cash flow excluding working capital is defined as net cash provided by operating activities excluding working capital less capital expenditures and generally represents the cash available to creditors and investors after investing in the business excluding the timing impacts of working capital. The company believes these measures are useful to monitor the financial health of the company and its performance over time. Reconciliations of cash flow from operations excluding working capital, free cash flow and free cash flow excluding working capital are shown in Attachment 3.
This news release also includes net debt ratio. Net debt ratio is defined as total debt less cash and cash equivalents, time deposits and marketable securities as a percentage of total debt less cash and cash equivalents, time deposits and marketable securities, plus Chevron Corporation stockholders’ equity, which indicates the company’s leverage, net of its cash balances. The company believes this measure is useful to monitor the strength of the company’s balance sheet. A reconciliation of net debt ratio is shown in Attachment 2.

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CAUTIONARY STATEMENTS RELEVANT TO FORWARD-LOOKING INFORMATION FOR THE PURPOSE OF “SAFE HARBOR” PROVISIONS OF THE
PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
This news release contains forward-looking statements relating to Chevron’s operations and lower carbon strategy that are based on management’s current expectations, estimates, and projections about the petroleum, chemicals, and other energy-related industries. Words or phrases such as “anticipates,” “expects,” “intends,” “plans,” “targets,” “advances,” “commits,” “drives,” “aims,” “forecasts,” “projects,” “believes,” “approaches,” “seeks,” “schedules,” “estimates,” “positions,” “pursues,” “progress,” “may,” “can,” “could,” “should,” “will,” “budgets,” “outlook,” “trends,” “guidance,” “focus,” “on track,” “goals,” “objectives,” “strategies,” “opportunities,” “poised,” “potential,” “ambitions,” “aspires” and similar expressions, and variations or negatives of these words, are intended to identify such forward-looking statements, but not all forward-looking statements include such words. These statements are not guarantees of future performance and are subject to numerous risks, uncertainties and other factors, many of which are beyond the company’s control and are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. The reader should not place undue reliance on these forward-looking statements, which speak only as of the date of this news release. Unless legally required, Chevron undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
Among the important factors that could cause actual results to differ materially from those in the forward-looking statements are: changing crude oil and natural gas prices and demand for the company’s products, and production curtailments due to market conditions; crude oil production quotas or other actions that might be imposed by the Organization of Petroleum Exporting Countries and other producing countries; technological advancements; changes to government policies in the countries in which the company operates; public health crises, such as pandemics and epidemics, and any related government policies and actions; disruptions in the company’s global supply chain, including supply chain constraints and escalation of the cost of goods and services; changing economic, regulatory and political environments in the various countries in which the company operates; general domestic and international economic, market and political conditions, including the military conflict between Russia and Ukraine, the conflict in Israel and the global response to these hostilities; changing refining, marketing and chemicals margins; the company’s ability to realize anticipated cost savings and efficiencies associated with enterprise structural cost reduction initiatives; actions of competitors or regulators; timing of exploration expenses; timing of crude oil liftings; the competitiveness of alternate-energy sources or product substitutes; development of large carbon capture and offset markets; the results of operations and financial condition of the company’s suppliers, vendors, partners and equity affiliates; the inability or failure of the company’s joint-venture partners to fund their share of operations and development activities; the potential failure to achieve expected net production from existing and future crude oil and natural gas development projects; potential delays in the development, construction or start-up of planned projects; the potential disruption or interruption of the company’s operations due to war, accidents, political events, civil unrest, severe weather, cyber threats, terrorist acts, or other natural or human causes beyond the company’s control; the potential liability for remedial actions or assessments under existing or future environmental regulations and litigation; significant operational, investment or product changes undertaken or required by existing or future environmental statutes and regulations, including international agreements and national or regional legislation and regulatory measures related to greenhouse gas emissions and climate change; the potential liability resulting from pending or future litigation; the risk that regulatory approvals and clearances with respect to the Hess Corporation (Hess) transaction are not obtained or are obtained subject to conditions that are not anticipated by the company and Hess; potential delays in consummating the Hess transaction, including as a result of the ongoing arbitration proceedings regarding preemptive rights in the Stabroek Block joint operating agreement; risks that such ongoing arbitration is not satisfactorily resolved and the potential transaction fails to be consummated; uncertainties as to whether the potential transaction, if consummated, will achieve its anticipated economic benefits, including as a result of risks associated with third party contracts containing material consent, anti-assignment, transfer or other provisions that may be related to the potential transaction that are not waived or otherwise satisfactorily resolved; the company’s ability to integrate Hess’ operations in a successful manner and in the expected time period; the possibility that any of the anticipated benefits and projected synergies of the potential transaction will not be realized or will not be realized within the expected time period; the company’s future acquisitions or dispositions of assets or shares or the delay or failure of such transactions to close based on required closing conditions; the potential for gains and losses from asset dispositions or impairments; government mandated sales, divestitures, recapitalizations, taxes and tax audits, tariffs, sanctions, changes in fiscal terms or restrictions on scope of company operations; foreign currency movements compared with the U.S. dollar; higher inflation and related impacts; material reductions in corporate liquidity and access to debt markets; changes to the company’s capital allocation strategies; the effects of changed accounting rules under generally accepted accounting principles promulgated by rule-setting bodies; the company’s ability to identify and mitigate the risks and hazards inherent in operating in the global energy industry; and the factors set forth under the heading “Risk Factors” on pages 20 through 26 of the company’s 2023 Annual Report on Form 10-K and in subsequent filings with the U.S. Securities and Exchange Commission. Other unpredictable or unknown factors not discussed in this news release could also have material adverse effects on forward-looking statements.

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CHEVRON CORPORATION - FINANCIAL REVIEW	Attachment 1
(Millions of Dollars, Except Per-Share Amounts)
(unaudited)

CONSOLIDATED STATEMENT OF INCOME
	Three Months Ended September 30,		Nine Months Ended September 30,
REVENUES AND OTHER INCOME	2024	2023	2024	2023
Sales and other operating revenues	$48,926	$51,922	$145,080	$147,980
Income (loss) from equity affiliates	1,261	1,313	3,908	4,141
Other income (loss)	482	845	1,578	1,648
Total Revenues and Other Income	50,669	54,080	150,566	153,769
COSTS AND OTHER DEDUCTIONS
Purchased crude oil and products	30,450	32,328	89,058	90,719
Operating expenses (1)	7,935	7,553	23,236	21,717
Exploration expenses	154	301	546	660
Depreciation, depletion and amortization	4,214	4,025	12,309	11,072
Taxes other than on income	1,263	1,021	3,575	3,158
Interest and debt expense	164	114	395	349
Total Costs and Other Deductions	44,180	45,342	129,119	127,675
Income (Loss) Before Income Tax Expense	6,489	8,738	21,447	26,094
Income tax expense (benefit)	1,993	2,183	6,957	6,926
Net Income (Loss)	4,496	6,555	14,490	19,168
Less: Net income (loss) attributable to noncontrolling interests	9	29	68	58
NET INCOME (LOSS) ATTRIBUTABLE TO CHEVRON CORPORATION	$4,487	$6,526	$14,422	$19,110

(1) Includes operating expense, selling, general and administrative expense, and other components of net periodic benefit costs.

PER SHARE OF COMMON STOCK
Net Income (Loss) Attributable to Chevron Corporation
- Basic	$2.49	$3.48	$7.91	$10.18
- Diluted	$2.48	$3.48	$7.88	$10.14
Weighted Average Number of Shares Outstanding (000's)
- Basic	1,800,336	1,870,963	1,822,770	1,876,532
- Diluted	1,807,030	1,877,104	1,829,776	1,884,407

Note: Shares outstanding (excluding 14 million associated with Chevron’s Benefit Plan Trust) were 1,783 million and 1,851 million at September 30, 2024, and December 31, 2023, respectively.

EARNINGS BY MAJOR OPERATING AREA	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Upstream
United States	$1,946	$2,074	$6,182	$5,495
International	2,643	3,681	8,116	10,357
Total Upstream	4,589	5,755	14,298	15,852
Downstream
United States	146	1,376	879	3,434
International	449	307	1,096	1,556
Total Downstream	595	1,683	1,975	4,990
All Other	(697)	(912)	(1,851)	(1,732)
NET INCOME (LOSS) ATTRIBUTABLE TO CHEVRON CORPORATION	$4,487	$6,526	$14,422	$19,110

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CHEVRON CORPORATION - FINANCIAL REVIEW	Attachment 2
(Millions of Dollars)
(unaudited)

SELECTED BALANCE SHEET ACCOUNT DATA (Preliminary)	September 30, 2024	December 31, 2023
Cash and cash equivalents	$4,699	$8,178
Time Deposits	$4	$—
Marketable securities	$—	$45
Total assets	$259,232	$261,632
Total debt	$25,841	$20,836
Total Chevron Corporation stockholders’ equity	$156,202	$160,957
Noncontrolling interests	$828	$972

SELECTED FINANCIAL RATIOS
Total debt plus total stockholders’ equity	$182,043	$181,793
Debt ratio (Total debt / Total debt plus stockholders’ equity)	14.2%	11.5%

Adjusted debt (Total debt less cash and cash equivalents, time deposits and marketable securities)	$21,138	$12,613
Adjusted debt plus total stockholders’ equity	$177,340	$173,570
Net debt ratio (Adjusted debt / Adjusted debt plus total stockholders’ equity)	11.9%	7.3%

RETURN ON CAPITAL EMPLOYED (ROCE)	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Total reported earnings	$4,487	$6,526	$14,422	$19,110
Noncontrolling interest	9	29	68	58
Interest expense (A/T)	146	104	358	321
ROCE earnings	4,642	6,659	14,848	19,489
Annualized ROCE earnings	18,568	26,636	19,797	25,985
Average capital employed (1)	183,159	183,810	182,818	185,194
ROCE	10.1%	14.5%	10.8%	14.0%
(1) Capital employed is the sum of Chevron Corporation stockholders’ equity, total debt and noncontrolling interest. Average capital employed is computed by averaging the sum of capital employed at the beginning and the end of the period.

	Three Months Ended September 30,		Nine Months Ended September 30,
CAPEX BY SEGMENT	2024	2023	2024	2023
United States
Upstream	$2,349	$3,020	$7,126	$7,234
Downstream	349	408	1,116	1,118
Other	93	97	274	218
Total United States	2,791	3,525	8,516	8,570

International
Upstream	1,212	1,080	3,462	2,742
Downstream	47	66	124	144
Other	5	2	8	12
Total International	1,264	1,148	3,594	2,898
CAPEX	$4,055	$4,673	$12,110	$11,468

AFFILIATE CAPEX (not included above)
Upstream	$329	$539	$1,110	$1,793
Downstream	236	300	704	891
AFFILIATE CAPEX	$565	$839	$1,814	$2,684

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CHEVRON CORPORATION - FINANCIAL REVIEW	Attachment 3
(Billions of Dollars)
(unaudited)

SUMMARIZED STATEMENT OF CASH FLOWS (Preliminary)(1)	Three Months Ended September 30,		Nine Months Ended September 30,

OPERATING ACTIVITIES	2024	2023	2024	2023
Net Income (Loss)	$4.5	$6.6	$14.5	$19.2
Adjustments
Depreciation, depletion and amortization	4.2	4.0	12.3	11.1
Distributions more (less) than income from equity affiliates	0.1	(0.9)	(0.5)	(2.3)
Loss (gain) on asset retirements and sales	(0.2)	(0.1)	(0.2)	(0.1)
Net foreign currency effects	0.2	(0.2)	0.1	(0.1)
Deferred income tax provision	0.4	(0.1)	1.5	1.3
Net decrease (increase) in operating working capital	1.4	0.8	(2.2)	(4.2)
Other operating activity	(1.0)	(0.3)	(2.8)	(1.7)
Net Cash Provided by Operating Activities	$9.7	$9.7	$22.8	$23.2

INVESTING ACTIVITIES
Acquisition of businesses, net of cash acquired	—	0.1	—	0.1
Capital expenditures (Capex)	(4.1)	(4.7)	(12.1)	(11.5)
Proceeds and deposits related to asset sales and returns of investment	0.4	0.1	0.6	0.4
Other investing activity	—	0.1	(0.1)	(0.2)
Net Cash Used for Investing Activities	$(3.7)	$(4.4)	$(11.6)	$(11.2)

FINANCING ACTIVITIES
Net change in debt	2.6	(2.4)	5.0	(4.1)
Cash dividends — common stock	(2.9)	(2.9)	(8.9)	(8.5)
Shares issued for share-based compensation	—	0.1	0.2	0.2
Shares repurchased	(4.7)	(3.4)	(10.7)	(11.5)
Distributions to noncontrolling interests	(0.2)	—	(0.2)	—
Net Cash Provided by (Used for) Financing Activities	$(5.3)	$(8.6)	$(14.7)	$(23.9)

EFFECT OF EXCHANGE RATE CHANGES ON CASH, CASH EQUIVALENTS AND RESTRICTED CASH	0.1	—	—	(0.2)
NET CHANGE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	$0.8	$(3.4)	$(3.5)	$(12.1)

RECONCILIATION OF NON-GAAP MEASURES (1)
Net Cash Provided by Operating Activities	$9.7	$9.7	$22.8	$23.2
Less: Net decrease (increase) in operating working capital	1.4	0.8	(2.2)	(4.2)
Cash Flow from Operations Excluding Working Capital	$8.3	$8.9	$25.0	$27.4

Net Cash Provided by Operating Activities	$9.7	$9.7	$22.8	$23.2
Less: Capital expenditures	4.1	4.7	12.1	11.5
Free Cash Flow	$5.6	$5.0	$10.7	$11.7
Less: Net decrease (increase) in operating working capital	1.4	0.8	(2.2)	(4.2)
Free Cash Flow Excluding Working Capital	$4.2	$4.2	$12.9	$15.9
(1) Totals may not match sum of parts due to presentation in billions.

-MORE-

CHEVRON CORPORATION - FINANCIAL REVIEW	Attachment 4
(Millions of Dollars)
(unaudited)

RECONCILIATION OF NON-GAAP MEASURES
	Three Months Ended September 30, 2024			Three Months Ended September 30, 2023			Nine Months Ended September 30, 2024			Nine Months Ended September 30, 2023
REPORTED EARNINGS	Pre-Tax	Income Tax	After-Tax	Pre-Tax	Income Tax	After-Tax	Pre-Tax	Income Tax	After-Tax	Pre-Tax	Income Tax	After-Tax

U.S. Upstream			$1,946			$2,074			$6,182			$5,495
Int'l Upstream			2,643			3,681			8,116			10,357
U.S. Downstream			146			1,376			879			3,434
Int'l Downstream			449			307			1,096			1,556
All Other			(697)			(912)			(1,851)			(1,732)
Net Income (Loss) Attributable to Chevron			$4,487			$6,526			$14,422			$19,110

SPECIAL ITEMS
Int'l Upstream
Tax items	$—	$—	$—	$—	$560	$560	$—	$—	$—	$—	$655	$655
All Other
Pension settlement costs	—	—	—	(53)	13	(40)	—	—	—	(53)	13	(40)

Total Special Items	$—	$—	$—	$(53)	$573	$520	$—	$—	$—	$(53)	$668	$615

FOREIGN CURRENCY EFFECTS
Int'l Upstream			$13			$584			$(202)			$538
Int'l Downstream			(55)			24			—			46
All Other			(2)			(323)			—			(329)
Total Foreign Currency Effects			$(44)			$285			$(202)			$255

ADJUSTED EARNINGS/(LOSS) (1)
U.S. Upstream			$1,946			$2,074			$6,182			$5,495
Int'l Upstream			2,630			2,537			8,318			9,164
U.S. Downstream			146			1,376			879			3,434
Int'l Downstream			504			283			1,096			1,510
All Other			(695)			(549)			(1,851)			(1,363)
Total Adjusted Earnings/(Loss)			$4,531			$5,721			$14,624			$18,240

Total Adjusted Earnings/(Loss) per share			$2.51			$3.05			$7.99			$9.68

(1) Adjusted Earnings/(Loss) is defined as Net Income (loss) attributable to Chevron Corporation excluding special items and foreign currency effects.